THE RBB FUND, INC.

ARTICLES OF AMENDMENT

THE RBB FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by changing the name of the Class EEEEEE (Motley Fool Independence Fund – Investor Shares), Class FFFFFF (Motley Fool Independence Fund – Institutional Shares), Class GGGGGG (Motley Fool Great America Fund – Investor Shares) and Class HHHHHH (Motley Fool Great America Fund – Institutional Shares) as follows:

Old Designation	New Designation
Class EEEEEE Motley Fool Independence Fund – Investor Shares	Class EEEEEE Motley Fool Global Opportunities Fund – Investor Shares
Class FFFFFF Motley Fool Independence Fund – Institutional Shares	Class FFFFFF Motley Food Global Opportunities Fund – Institutional Shares
Class GGGGGG Motley Fool Great America Fund – Investor Shares	Class GGGGGG Motley Fool Small-Mid Cap Growth Fund – Investor Shares
Class HHHHHH Motley Fool Great America Fund – Institutional Shares	Class HHHHHH Motley Fool Small-Mid Cap Growth Fund – Institutional Shares

SECOND:       The foregoing amendment to the charter of the Corporation was approved by the vote of a majority of the Board of Directors. The foregoing amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its duly authorized President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties for perjury.

THE RBB FUND, INC.

	By:	/s/ Salvatore Faia
Salvatore Faia
President

ATTEST:

/s/ James G. Shaw
James G. Shaw
Secretary